UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2007
Date of report (Date of earliest event reported)

REALTY INCOME CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard Escondido, California 92025
(Address of Principal Executive Offices) (Zip Code)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2007, the Board of Directors (the “Board”) of Realty Income Corporation (the “Company”) approved and adopted the Amended and Restated Bylaws of Realty Income Corporation.  In compliance with the New York Stock Exchange’s requirement that all listed securities be eligible to participate in the Direct Registration System no later than January 1, 2008, the Amended and Restated Bylaws allow for the issuance, recordation and transfer of the Company’s securities by electronic or other means not involving the issuance of a certificate.  The Amended and Restated Bylaws took effect upon adoption by the Board.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

3.1           Amended and Restated Bylaws of Realty Income Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: December 12, 2007	By:	/s/ Michael R. Pfeiffer
	Name:	Michael R. Pfeiffer
	Title:	Executive Vice President, General Counsel and Secretary